Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 2017, relating to the consolidated financial statements of Freedom Holding Corp. (Formerly known as BMB Munai, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2017.

/s/ WSRP, LLC
WSRP LLC
Salt Lake City, Utah

October 4, 2017